REGISTRATION NO. 333-66431
                                                FILED PURSUANT TO RULE 424(B)(3)


PROSPECTUS

                             3,000,000 COMMON SHARES
                         THE FIRST AMERICAN CORPORATION

                                               [Logo of The First American
ACQUISITION CONSIDERATION                               Corporation]

o  This prospectus covers up to 3,000,000      OUR BUSINESS
   of our common shares.
                                               o  We  are  a  leading  provider
                                                  of business  information  and
o  We may offer these shares from time to         related products and services.
   time as full or partial  consideration
   for our  acquisition  of the assets or      LISTING
   ownership   interests  of   businesses
   which primarily  provide financial and      o  The   shares  offered  by this
   information services.                          prospectus   will   be  listed
                                                  for  trading  on  the New York
                                                  Stock Exchange.
o  We will  negotiate  the  terms of each
   acquisition   transaction   with   the      o  The   trading  symbol  for our
   owners  of  the  assets  or  ownership         shares  on the New York  Stock
   interests  being  acquired at the time         Exchange is "FAF."
   the particular acquisition transaction
   is undertaken.                              o  On March 12, 2001, the closing
                                                  price  of  our  shares  on the
SHARE PRICE                                       New  York  Stock  Exchange was
                                                  $28.97.
o  We will value the  shares  issued in a
   particular acquisition  transaction at
   a  price  reasonably  related  to  the
   market  value of the  shares at one of
   the following times:

   o  When the  terms  of the  particular
      acquisition  transaction are agreed
      upon.

   o  When  the  particular   acquisition
      transaction closes.

   o  During the period or periods  prior
      to the delivery of the shares.

AN INVESTMENT IN OUR COMPANY ENTAILS RISK

o  Before  making  an  investment  in our
   shares,  you should consider carefully
   the "RISK FACTORS" set forth beginning
   on page 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS MARCH 15, 2001.

(inside front cover page)

                                TABLE OF CONTENTS

Where You Can Find More Information; Incorporation by Reference..............(i)
Risk Factors..................................................................1
Special Note of Caution Regarding Forward-Looking Statements..................2
The First American Corporation................................................4
Summary Historical Consolidated Financial Data................................5
Selling Shareholders..........................................................7
Plan of Distribution..........................................................8
Legal Matters.................................................................9
Experts......................................................................10

                      ____________________________________

                      WHERE YOU CAN FIND MORE INFORMATION;
                           INCORPORATION BY REFERENCE

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at any of its public reference rooms in the following locations:

                       450 Fifth Street, N.W.
                       Washington, D.C. 20549

                       Seven World Trade Center
                       13th Floor, Suite 1300
                       New York, New York 10048

                       Citicorp Center
                       500 West Madison Street
                       14th Floor, Suite 1400
                       Chicago, Illinois 60661

     You may also call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important business and financial information about our company, including information concerning its financial performance.


                                      (i)

(inside cover page continued)


     o Our annual report on form 10-K for the fiscal year ended December 31, 1999.

     o Our quarterly reports on form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     o Our amended quarterly report on form 10-Q/A for the quarter ended March 31, 2000.

     o Our current reports on form 8-K filed January 18, 2000, February 18, 2000, June 13, 2000, August 3, 2000, on which date two current reports were filed, August 4, 2000, November 2, 2000, January 31, 2001 and February 21, 2001.

     o The description of our common shares, $1.00 par value, contained in our registration statement on form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

     o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our common shares, contained in our registration statement on form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

     o Any additional documents that we file with the SEC between the date of this prospectus and the earlier of the following dates:

          o The date on which all of the shares offered by this prospectus are resold by the persons or entities who or which acquire them from us; and

          o The date that is one year after the last date on which shares offered by this prospectus are issued by us.

     This prospectus is part of a registration statement on Form S-4 which we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement, any amendments, and accompanying exhibits and schedules filed with the SEC. You may refer to the registration statement, any amendments, and the exhibits and schedules for more information about us and our common shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the Internet.

     YOU MAY OBTAIN A COPY OF THESE FILINGS AT NO COST BY WRITING TO US AT THE FIRST AMERICAN CORPORATION, 1 FIRST AMERICAN WAY, SANTA ANA, CALIFORNIA 92707-5913, ATTENTION: MARK R ARNESEN, OR BY TELEPHONING US AT (714) 800-3000. IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST SUBMIT YOUR REQUEST NO LATER THAN FIVE DAYS PRIOR TO THE DATE YOU MAKE YOUR INVESTMENT DECISION.


                                     (ii)

                                  RISK FACTORS

     In addition to the other information contained in this prospectus, any supplement to this prospectus and the registration statement of which this prospectus is a part, you should carefully consider the following risk factors before investing in our company.

REVENUES MAY DECLINE DURING PERIODS WHEN THE DEMAND FOR OUR PRODUCTS DECREASES

     Our revenues decrease as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases in the following situations.

     o    When mortgage rates are high.

     o    When the mortgage fund supply is limited.

     o    When the United States economy is weak.

     We believe that this trend will recur.

EARNINGS MAY BE REDUCED IF ACQUISITION PROJECTIONS ARE INACCURATE

     Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. The success or failure of each of these acquisitions has depended in large measure upon the accuracy of our projections. Our projections are not always accurate. Inaccurate projections have historically led to lower than expected earnings.

CHANGES IN GOVERNMENT REGULATION COULD PROHIBIT OR LIMIT OUR OPERATIONS

     Our title insurance, property and casualty insurance, home warranty, thrift, trust and investment businesses are regulated by various governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may adversely affect our financial performance.

CURRENT LEGAL PROCEEDINGS MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS

     On May 19, 1999, the State of California and the controller and insurance commissioner of the State of California filed a class action suit in the state court in Sacramento. Initially, the action sought to certify as a class of defendants all title and escrow companies doing business in California from 1970 to the present, including certain of our subsidiaries. The plaintiffs allege that the defendants:

     o failed to give unclaimed property to the State of California on a timely basis;

     o charged California home buyers and other escrow customers fees for services that were never performed or which cost less than the amount charged; and

     o devised and carried out schemes, known as earnings credits, with financial institutions to receive interest on escrow funds deposited by defendants with financial institutions in demand deposits.

     Since the initial filing of the suit, the California Attorney General's Office, on behalf of the State, the controller and the insurance commissioner, indicated that it would not seek to certify a class of defendants, but would instead amend its suit to name an unspecified number of title underwriters and underwritten title companies. To date, the attorney general has neither amended the suit, nor to our knowledge taken steps to progress with it, including the service of process on any party. The attorney general, however, has entered into settlement discussions with various title insurance underwriters, including certain of our subsidiaries. Additionally, the attorney general indicated that it will address issues pertaining to escheat obligations through routine audits conducted by the controller's office, rather than through litigation.

     Subsequent to the filing of this lawsuit, the First American Title Insurance Company, a subsidiary of ours, was named and served as a defendant in two private class actions in California courts. The allegations in those actions include some, but not all, of the allegations contained in the lawsuit discussed above. The private class actions independently seek injunctive relief, attorneys' fees, damages and penalties in unspecified amounts. One of the private class actions has been dismissed. The remaining private class action has not progressed beyond limited document production.

     An adverse decision in these lawsuits may have a material adverse effect on our financial condition or results of operations.


                        SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus, any applicable supplement to this prospectus and the documents incorporated by reference into this prospectus, may constitute "forward-looking statements" within the meaning of the federal securities laws. The following or similar words are intended to identify forward-looking statements in our documents:

         o   "anticipate"                        o    "forecast"

         o   "believe"                           o    "goal"

         o   "estimate"                          o    "objective"

         o   "expect"                            o    "projection"

     Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

         o   interest rate fluctuations;

         o   changes in the performance of the real estate markets;

         o   general volatility in the capital markets;

         o   changes in applicable government regulations;

         o   consolidation among our significant customers and competitors;

         o legal proceedings commenced by the California attorney general and related litigation;

         o   our continued ability to identify businesses to be acquired;

         o   changes in  our  ability  to integrate businesses which we acquire;
             and

         o other factors described in our annual report on form 10-K for the year ended December 31, 1999 filed with the SEC.

      The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE FIRST AMERICAN CORPORATION

      We are a leading provider of business information and related products and services. Our principal executive office is located at 1 First American Way, Santa Ana, California 92707-5913, and our telephone number is (714) 800-3000. You can visit our website at www.firstam.com.

      The following is a list of our three business segments and the products and services which we now offer through our subsidiaries:


     TITLE INSURANCE        REAL ESTATE INFORMATION      CONSUMER INFORMATION
       & SERVICES                  & SERVICES                 & SERVICES


o  aircraft and vessel    -mortgage information        -consumer information
   title insurance           services
o  equity loan services                                o  pre-employment
o  lender services        o  credit reporting and         screening
o  national/commercial       information management    o  resident screening
   title insurance        o  default management        o  specialized credit
o  residential title         services                     reporting
   insurance              o  field inspections         o  sub-prime consumer
o  subdivision title      o  flood determination and      information
   insurance                 compliance                o  vehicle information
o  1031 tax-deferred      o  mortgage document            and insurance tracking
   exchange services         services
o  title and escrow       o  mortgage origination      -consumer services
   systems                   software systems
                          o  mortgage servicing        o  banking services
                             software systems          o  consumer credit
                          o  residential and              reports
                             commercial     real       o  home comparable
                             estate tax reporting         reports
                          o  tax valuation services    o  home warranty
                                                       o  investment services
                          -database information        o  property and casualty
                            services                      insurance
                                                       o  trust services
                          o  appraisal and property
                             valuation
                          o  database management
                             services and document
                             imaging
                          o  property information and
                             map image products
                          o  title plant and document
                             imaging services

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following table sets forth summary historical consolidated financial and other data for the five years ended December 31, 1999 and for the nine-month periods ended September 30, 1999 and 2000. The summary is qualified in its entirety by reference to the financial statements and other information contained in our annual report on form 10-K for the year ended December 31, 1999 and our quarterly report on form 10-Q for the quarter ended September 30, 2000, each of which is incorporated by reference in this prospectus. All data are in thousands except percentages and per share data.

                                                         Year Ended                                       Nine Months
                                                        December 31                                    Ended September 30
                              -----------------------------------------------------------------    ---------------------------
                                 1995         1996         1997          1998          1999           1999          2000
                                 ----         ----         ----          ----          ----           ----          ----
INCOME STATEMENT DATA:
Revenues:
Operating revenue...........   $1,270,179   $1,621,124   $1,932,905    $2,867,107   $2,936,196      $2,246,526     $2,126,571
Investment and other income.
                                   23,031       33,852       29,096        76,773       51,973          41,250         45,788
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
                                1,293,210    1,654,976    1,962,001     2,943,880    2,988,169       2,287,776      2,172,359
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Expenses:
Salaries and other
   personnel costs..........      452,057      558,933      682,452       945,513    1,034,772         779,824        773,513
Premiums retained
   by agents................      420,567      518,547      563,137       773,030      871,036         668,746        585,398
Other operating expenses....      274,669      340,988      437,676       633,417      678,856         502,600        511,994
Provision for title losses
   and other claims.........       96,941       90,489       96,805       124,178      116,218          85,549        104,327
Depreciation and
   amortization.............       20,357       29,261       40,025        62,263       77,031          55,574         61,112
Premium Taxes...............       13,627       16,676       17,238        21,335       22,897          17,125         16,318
Interest....................        6,270        5,808       10,291        19,093       17,387          11,822         18,709
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
                                1,284,488    1,560,702    1,847,624     2,578,829    2,818,197       2,121,240      2,071,371
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Income before income taxes,
   minority interest and
   cumulative effect of a
   change in accounting
   principle................        8,722       94,274      114,377       365,051      169,972         166,536        100,988
Income taxes................        3,641       35,884       42,936       128,512       62,300          57,466         39,200
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Income before minority
   interest and cumulative
   effect of a change in
   accounting principle.....        5,081       58,390       71,441       236,539      107,672         109,070         61,788
Minority interest...........        2,147        2,624        3,676        35,012       19,029          18,183         11,355
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Income before cumulative
   effect of a change in
   accounting principle.....        2,934       55,766       67,765       201,527       88,643          90,887         50,433
Cumulative effect of a
   change in accounting
   principle................       -            -            -            -            (55,640)         (55,640)      -
                              ------------ ------------ ------------ ------------- ------------- -- ------------ -------------
Net Income                       $  2,934     $ 55,766     $ 67,765      $201,527     $ 33,003        $ 35,247       $ 50,433
                              ============ ============ ============ ============= ============ == ============ ==============

                                                Year Ended                                                  Nine Months
                                                December 31                                              Ended September 30
                              -----------------------------------------------------------------    ---------------------------
                                    1995         1996         1997          1998         1999            1999            2000
                                    ----         ----         ----          ----         ----            ----            ----

EARNINGS PER SHARE:
Basic:
Income before cumulative
   effect of a change in
   accounting principle.....        $0.05        $0.98        $1.19         $3.35        $1.37           $1.41          $0.79
Cumulative effect of a
   change in accounting
   principle................          -            -            -            -           (0.86)          (0.86)          -
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Net Income                          $0.05        $0.98        $1.19         $3.35        $0.51           $0.55          $0.79
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Diluted:
Income before cumulative
   effect of a change in
   accounting
   principle................        $0.05        $0.98        $1.16         $3.21        $1.34           $1.37          $0.77

Cumulative effect of a
   change in accounting
   principle................          -            -            -            -            (0.84)         (0.84)           -
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------
Net Income..................        $0.05        $0.98        $1.16         $3.21        $0.50           $0.53          $0.77
                              ------------ ------------ ------------ ------------- ------------ -- ------------ --------------




                                                       At December 31                                  At September 30
                              -----------------------------------------------------------------    ------------------------
                                     1995         1996         1997          1998         1999            1999           2000
                                     ----         ----         ----          ----         ----            ----           ----
BALANCE SHEET DATA:
Cash and invested assets....     $377,424    $ 398,397    $ 441,679     $ 752,218    $ 734,556       $ 662,161      $ 650,599
Total assets................     $907,252   $1,010,556   $1,220,377    $1,852,731   $2,116,414      $2,116,414     $2,184,499
Notes and contracts payable.
                                 $ 77,430     $ 72,761     $ 51,720      $143,466    $ 196,815       $ 148,350      $ 216,720
Guaranteed preferred
   beneficial interests in
   our junior subordinated
   deferrable interest
   debentures...............          -            -      $ 100,000     $ 100,000    $ 100,000       $ 100,000      $ 100,000
Total stockholders' equity..      338,659    $ 384,931    $ 442,783     $ 762,265    $ 815,991       $ 861,270      $ 837,228

OTHER DATA:
Loss ratio..................         7.6%         5.6%         5.0%          4.3%         4.0%            3.8%           4.9%
Cash dividends per share            $0.12        $0.14        $0.25         $0.23        $0.24           $0.18          $0.18
Ratio of debt to total
   capitalization(1)........        17.6%        15.2%         8.3%         13.0%        16.4%           12.3%          17.1%

(1) Capitalization includes minority interests and mandatorily redeemable preferred securities of the Company's subsidiary trust.

                              SELLING SHAREHOLDERS

      The following table sets forth, as of the date of this prospectus, the following information.

      o The name of each holder of shares that may currently be sold pursuant to this prospectus.

      o The number of our common shares that each selling shareholder owns as of such date.

      o The number of our common shares owned by each selling shareholder that may be offered for sale from time to time pursuant to this prospectus.

      o The number of our common shares to be held by each selling shareholder assuming the sale of all the shares offered hereby.

      o By footnote, any position or office held or material relationship with The First American Corporation or any of its affiliates within the past three years, other than that of being a shareholder.

      We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.


-------------------------------------------------------------------------------
                                                  NUMBER OF
                                                  SHARES TO
                                                  BE OFFERED    SHARES OWNED OF
                               SHARES OWNED OF     FOR THE        RECORD AFTER
                               RECORD PRIOR TO     SELLING     COMPLETION OF THE
 NAME OF SELLING SHAREHOLDER     THE OFFERING    SHAREHOLDER'S      OFFERING
                                 NUMBER      %     ACCOUNT      NUMBER      %

-------------------------------------------------------------------------------
  American Financial Title         0        0     190,700        0        0
  Company
===============================================================================
            TOTAL:                 0        0     190,700        0        0
-------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

      The shares covered by this prospectus may be offered and sold from time to time during the effectiveness of the registration statement by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and price of each sale. The selling shareholders may sell the shares being offered hereby on the New York Stock Exchange, or otherwise. The sale price may be the then prevailing market price or a price related thereto, a price set by formula, which may be subject to change, or a negotiated price. The shares may be sold, without limitation, by one or more of the following means of distribution.

   o A block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

   o Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus.

   o  A  distribution  in  accordance  with  the  rules  of the New  York  Stock
      Exchange.

   o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

   o  In privately negotiated transactions.

      To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

      In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with a hedging transaction, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the shares short and deliver the shares offered hereby to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act may, at the option of the holder thereof, be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

      Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders and/or purchasers of the shares offered hereby. Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at
the price  required  to   fulfill  the    broker-dealer   commitment   to   the
selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from, the purchasers of such shares, commissions computed as described above.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus and any supplement available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus and any supplement to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities resulting therefrom. Among these liabilities for which indemnification may be provided are those arising under the Securities Act.

      At the time a particular offer of shares offered pursuant to this prospectus is made, if required, a supplement to this prospectus will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

      We have agreed to keep the registration statement of which this prospectus constitutes a part effective in respect of shares issued pursuant thereto until the first to occur of the following dates.

   o  The date one year from the date of issuance of such shares.

   o Such date as all of the shares offered by the selling shareholders listed above have been sold.

      We intend to de-register any of the shares not sold by the selling shareholders after such time.

                                  LEGAL MATTERS

      The validity of the shares offered by this prospectus will be passed upon for us by White & Case LLP, Los Angeles, California.

                                    EXPERTS

      The financial statements incorporated in this prospectus by reference to the annual report on form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

(outside back cover page)







         --------------------------

o  We have not authorized  anyone to give
   you any information  that differs from
   the information in this prospectus. If
   you receive any different information,              PROSPECTUS
   you should not rely on it.

o  The delivery of this prospectus  shall
   not, under any  circumstances,  create
   an implication that the First American         3,000,000 COMMON SHARES
   Corporation  is  operating  under  the
   same  conditions that it was operating
   under   when   this   prospectus   was
   written.   Do  not  assume   that  the        [Logo of the First American
   information    contained    in    this               Corporation]
   prospectus is correct at any time past
   the date indicated.


o  This prospectus does not constitute an
   offer to sell, or the  solicitation of           Dated March 15, 2001
   an offer to buy, any securities  other
   than  the   securities   to  which  it
   relates.


o  This prospectus does not constitute an
   offer to sell, or the  solicitation of
   an offer  to buy,  the  securities  to
   which it relates in any  circumstances
   in which such offer or solicitation is
   unlawful.


         --------------------------